                              AMENDED AND RESTATED

                            CERTIFICATE OF FORMATION

                                       OF

                            CALEDONIA POWER I, L.L.C.

     This Amended and Restated  Certificate  of Formation of Caledonia  Power I,
L.L.C. (the "Company"), dated June 18, 2001, is being duly executed and filed by
Michael J.  Cyrus,  a person  authorized  by  resolution  of  Cinergy  Capital &
Trading,  Inc., a Delaware corporation,  as Sole Member of the Company, to amend and restate the  Certificate of Formation of the Company filed on July 13, 1998, as amended  and  restated  on  December  22,  1998,  and as further  amended and restated on May 21, 1999,  in  accordance  with  Section  18-208 of the Delaware
Limited Liability Company Act (as the same may be amended from time to time).

                                    ARTICLE I

                                      NAME

              The name of the Company is Caledonia Power I, L.L.C.

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: c/o The Corporation
Trust Company, 1209 Orange Street,  Wilmington,  New Castle County, Delaware, or
such other  location  as the  Company by consent  shall  determine.  The initial registered  agent of the Company shall be: The Corporation  Trust Company,  1209
Orange Street,  Wilmington,  New Castle County, Delaware, or such other location as the Company by consent shall determine.  Either the registered  office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                               PERIOD OF DURATION

     The Company shall exist until dissolved according to law or by the terms of its Limited Liability Company Agreement (the "LLC Agreement").

                                   ARTICLE IV

                                     POWERS

     Except as restricted  by the  Certificate  of Formation,  the Company shall have and may exercise all powers and rights  which a limited  liability  company may exercise legally pursuant to the Act.

                                    ARTICLE V

                                   AMENDMENTS

     The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     The undersigned does hereby certify,  make and acknowledge this Amended and
Restated Certificate of Formation on this 18th day of June 2001.

                             Cinergy Capital & Trading, Inc., Sole Member of
                             Caledonia Power I, L.L.C.

                             /s/ Michael J. Cyrus
                             --------------------
                             Michael J. Cyrus
                             President